UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2007

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1733 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 955-8733

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 28, 2007, ECC Capital Corporation (the “Company”), Encore Credit Corp., a direct wholly-owned subsidiary of the Company, Bravo Credit Corporation, an indirect wholly-owned subsidiary of the Company, ConquistAmerica, Inc., a minority owned subsidiary of the Company (collectively, the “Sellers”), and IXIS Real Estate Capital Inc. (“IXIS”), entered into a termination agreement pursuant to which the parties terminated the Second Amended and Restated Master Repurchase Agreement, dated as of May 12, 2006, by and among the Sellers and IXIS (the “Repurchase Agreement”). The Repurchase Agreement was a mortgage warehouse financing facility, used to finance mortgage loans that were originated or purchased by the Company and its subsidiaries. It provided for the sale of eligible mortgage loans to IXIS, with an obligation to repurchase those loans at a later date, for a price, established at the time of sale, that was based on the sale price plus an agreed price differential. The Company does not expect to incur any material early termination penalties in connection with the termination.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 1, 2007, the Company was notified by the New York Stock Exchange (the “NYSE”) that the Company has fallen below the NYSE’s continued listing standard relating to minimum share price. Rule 802.01C of the NYSE’s Listed Company Manual requires that a listed company’s common stock trade at a minimum average closing share price of $1.00 during a consecutive 30–day trading period.

Under NYSE guidelines, the Company must submit a plan to the NYSE within 10 business days of the notification detailing how it will regain compliance with the continued listing standards, and return to compliance within six months following receipt of the notification. The Company intends to continue to communicate with the NYSE regarding compliance with the NYSE continued listing standards. There can be no assurances that the Company will present a plan that will allow the Company to satisfy the NYSE’s continued listing standards.

A copy of the press release issued by the Company announcing the notification is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

March 6, 2007	By:	/s/ Roque A. Santi
Roque A. Santi
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company dated March 6, 2007